                                EXHIBIT H.(XVIII)

                             AMENDMENT NUMBER TWELVE
                          TO FUND ACCOUNTING AGREEMENT

                            Effective: June 30, 2008

     The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford Diversified International Fund (the "Fund") as a new series and to amend and restate Schedule A and Schedule C as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ Tamara L. Fagely
                                        ----------------------------------------
                                        Name: Tamara L. Fagely
                                        Title: Vice President, Treasurer and
                                               Controller


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Robert Arena
                                        ----------------------------------------
                                        Name: Robert Arena
                                        Title: Executive Vice President

                                   SCHEDULE A

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Advisers Fund
The Hartford Balanced Allocation Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Capital Appreciation II Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
The Hartford Disciplined Equity Fund
The Hartford Diversified International Fund
The Hartford Dividend and Growth Fund
The Hartford Equity Growth Allocation Fund, (formerly The Hartford Aggressive
   Growth Allocation Fund)
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Fundamental Growth Fund, (formerly The Hartford Focus Fund)
The Hartford Global Communications Fund
The Hartford Global Enhanced Dividend Fund
The Hartford Global Equity Fund
The Hartford Global Financial Services Fund
The Hartford Global Growth Fund, (formerly The Hartford Global Leaders Fund) The Hartford Global Health Fund
The Hartford Global Technology Fund
The Hartford Growth Allocation Fund
The Hartford High Yield Fund
The Hartford High Yield Municipal Bond Fund
The Hartford Income Fund
The Hartford Income Allocation Fund
The Hartford Inflation Plus Fund
The Hartford International Growth Fund (formerly The Hartford
International Capital Appreciation Fund)
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford LargeCap Growth Fund
The Hartford MidCap Fund
The Hartford MidCap Growth Fund (formerly The Hartford Select MidCap Growth
   Fund)
The Hartford MidCap Value Fund
The Hartford Money Market Fund
The Hartford Retirement Income Fund
The Hartford Select MidCap Value Fund
The Hartford Select SmallCap Value Fund
The Hartford Short Duration Fund

                                   SCHEDULE A

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Small Company Fund
The Hartford Stock Fund
The Hartford Strategic Income Fund
The Hartford Target Retirement 2010 Fund
The Hartford Target Retirement 2020 Fund
The Hartford Target Retirement 2030 Fund
The Hartford Tax-Free California Fund
The Hartford Tax-Free New York Fund
The Hartford Total Return Bond Fund
The Hartford Value Fund

                                   SCHEDULE C

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

 Annual Fee Calculated at the following annual rate based on the Aggregate Fund
                                  Net Assets:

  Advisers Fund, Balanced Income Fund, Capital Appreciation Fund, Diversified International Fund(2), Floating Rate Fund, Global Enhanced Dividend Fund, High Yield Fund, High Yield Municipal Bond Fund, Income Fund, Inflation Plus Fund,
International Growth Fund, International Opportunities Fund, International Small
 Company Fund, Short Duration Fund, Strategic Income Fund and Total Return Bond
                                      Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On first $5 billion          0.018%
On next $5 billion           0.016%
Over $10 billion             0.014%

  Capital Appreciation II Fund, Equity Income Fund, Global Health Fund, Income Allocation Fund, MidCap Fund, MidCap Value Fund, Retirement Income Fund, Stock
     Fund, Tax-Free California Fund, Tax-Free New York Fund and Value Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On first $5 billion          0.014%
On next $5 billion           0.012%
Over $10 billion             0.010%

                             Fundamental Growth Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
All assets                   0.010%

 Disciplined Equity Fund, Dividend and Growth Fund, Global Equity Fund, Global
             Growth Fund, Money Market Fund and Small Company Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.016%
On next $5 billion           0.014%
Over $10 billion             0.012%

  Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation
    Fund, Equity Growth Allocation Fund, Global Communications Fund, Global Financial Services Fund, Global Technology Fund, Growth Allocation Fund,
   LargeCap Growth Fund, MidCap Growth Fund, Select MidCap Value Fund, Select SmallCap Value Fund, Target Retirement 2010 Fund, Target Retirement 2020 Fund
                        and Target Retirement 2030 Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.012%
Over $5 billion              0.010%

1    Diversified International Fund commenced operations as of 6-30-08.